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                                  EXHIBIT 2

                         JOINT REPORTING AGREEMENT


     In consideration of the mutual covenants herein contained, each of the parties hereto represents to and agrees with the other party as follows:

     1. Such party is eligible to file a statement or statements on Schedule 13G pertaining to the Common Stock, $.01 par value, of PIA Merchandising Services, Inc., to which this agreement is an exhibit, for filing of the information contained herein.

     2. Such party is responsible for timely filing of such statement and any amendments thereto and for the completeness and accuracy of the information concerning such party contained therein, provided that no such party is responsible for the completeness or accuracy of the information concerning any other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.

     3. Such party agrees that such statement is filed by and on behalf of such party and that any amendment thereto will be filed on behalf of each such party.

Dated: February 10, 1998

                                       RVM/PIA,
                                       a California limited partnership

                                       By:  Riordan Lewis & Haden
                                       Its: General Partner

                                       By:  /s/ J. CHRISTOPHER LEWIS
                                            ---------------------------
                                            J. Christopher Lewis
                                            General Partner

                                       /s/ J. CHRISTOPHER LEWIS
                                       --------------------------------
                                       J. Christopher Lewis

                                       /s/ PATRICK C. HADEN
                                       --------------------------------
                                       Patrick C. Haden


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